Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 24th day of August, 2026.

LNA Holding SRL

By:	/s/ Frederic Meessen
Name:	Frederic Meessen
Title:	Proxy Holder

Kalk en Dolomiet Maatschappij SA

By:	/s/ Philippe Vauthier
Name:	Philippe Vauthier
Title:	Managing-Director

Financière de Gestions Internationales SCA

By:	/s/ Philippe Vauthier
Name:	Philippe Vauthier
Title:	Delegate to the Daily Management

GPI SA

By:	/s/ Philippe Vauthier
Name:	Philippe Vauthier
Title:	Delegate to the Daily Management